UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

DDi Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 N. Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 17, 2011, DDi Corp. (the “Company”) held its annual meeting of stockholders. The stockholders considered five proposals. The results of the voting were as follows:

Proposal 1: Election of Eight Directors for a One-Year Term.

Nominee	Shares Voted For	Shares Withheld
Robert J. Amman	12,772,264	230,888
Jay B. Hunt	12,068,534	934,618
Andrew E. Lietz	12,069,214	933,938
Lloyd I. Miller, III	12,769,434	233,718
Bryant R. Riley	11,979,273	1,023,879
Steven C. Schlepp	12,071,909	931,243
Carl R. Vertuca, Jr.	12,773,339	229,813
Mikel H. Williams	12,776,467	226,685

Proposal 2: Ratification of the Selection of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2011.

For	Against	Abstain	Broker Non-Vote
15,746,656	81,585	26,430	0

Proposal 3: Approval of the DDi Corp. 2011 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
9,707,293	3,248,248	47,611	0

Proposal 4: Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Vote
12,558,923	390,699	53,530	0

Proposal 5: Advisory Vote to Determine the Frequency of Future Advisory Votes on Executive Compensation.

Every Year	Every Two Years	Every Three Years	Broker Non Vote
7,897,143	137,439	4,926,460	42,110

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: May 20, 2011

	By:	/s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer